Exhibit 99.1
Retail Ventures, Inc. Reports First Quarter Operating Results
Columbus, Ohio, June 11, 2008 /PRNewswire/ — Retail Ventures, Inc. (NYSE: RVI) today announced its consolidated financial results for the first quarter ended May 3, 2008.
•	Total sales for the three months ended May 3, 2008 increased 0.1% to $466.3 million from $465.8 million for the three months ended May 5, 2007. The Company’s same store sales decreased 4.3% for the comparable three months.

	Three months ended
	May 3,	May 5,
	2008	2007
	(in thousands)
Total Sales:
DSW	$366,264	$356,997
Filene’s Basement	100,020	108,842

	$466,284	$465,839

Comparable Sales Percentage:
DSW	(5.4)%	(3.6)%
Filene’s Basement	(0.2)%	1.6%

	(4.3)%	(2.4)%

•	The income from continuing operations for the quarter was $32.8 million, or $0.63 per share on a diluted basis, compared to an income from continuing operations of $13.1 million, or $0.22 per share on a diluted basis last year.
The Company believes the non-cash accounting reduction of expenses associated with the change in fair value of derivative instruments is not directly related to its retail operations and is therefore providing supplemental adjusted results that exclude this item. This non-GAAP financial measure should facilitate analysis by investors and others who follow the Company’s financial performance. A reconciliation of non-GAAP results follows:

	Three months ended
	May 3,	May 5,
	2008	2007
	(in thousands)
Operating profit:
Non-GAAP operating profit	$8,735	$28,479
Increase in fair value of derivative instruments	37,168	12,549

GAAP operating profit	$45,903	$41,028

	Three months ended
	May 3,	May 5,
	2008	2007
	(in thousands, except per share amounts)
(Loss) income from continuing operations:
Non-GAAP (loss) income from continuing operations	$(4,396)	$553
Increase in fair value of derivative instruments	37,168	12,549

GAAP income from continuing operations	$32,772	$13,102

Diluted (loss) earnings per share from continuing operations:
Non-GAAP diluted (loss) earnings per share from continuing operations	$(0.09)	$0.01
Increase in fair value of derivative instruments	0.72	0.21

GAAP diluted earnings per share from continuing operations	$0.63	$0.22

On January 23, 2008, Retail Ventures, Inc. disposed of an 81% ownership interest in its Value City operations. The results of the Value City operations during the quarter ended May 5, 2007 are presented in discontinued operations in the Condensed Consolidated Statements of Operations.
Retail Ventures, Inc. is a leading off-price retailer operating as of May 3, 2008, 36 Filene’s Basement stores in major metropolitan areas in the northeastern and midwestern United States and 269 DSW stores in major metropolitan areas throughout the country. DSW also supplies shoes, under supply arrangements, to 348 locations for other non-related retailers in the United States and operates an e-commerce site, DSW.com.
Webcast and Conference Call
To hear the Company’s live first quarter earnings conference call, log on to www.retailventuresinc.com at 5:00 p.m. ET on, June 11, 2008. To hear a replay of the earnings call, which will be available approximately four hours after the conference call ends, dial 866-551-4520, followed by pin number 228615#. An audio replay of the conference call, as well as additional financial information, will also be available at www.retailventuresinc.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause our future financial performance in fiscal 2008 and beyond to differ materially from those expressed or implied in any such forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the Company’s latest quarterly or annual report, as filed with the SEC. These factors include, but are not limited to: our success in opening new stores and operating stores on a timely and profitable basis; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable store sales and quarterly financial performance; impact of the disposition of a majority interest in Value City and the reliance on remaining subsidiaries to pay indebtedness and shared service obligations; the risk of Value City deciding to discontinue operations or otherwise not pay its creditors; disruption of our distribution operations; our dependence on DSW for key services; the success of DSW’s e-commerce business; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; declining general economic conditions; liquidity risks related to our investments; risks inherent to international trade with countries that are major manufacturers of apparel and footwear; and security risks related to the electronic processing and transmission of confidential customer information. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.
SOURCE: Retail Ventures, Inc.
Contact: Jim McGrady, Chief Financial Officer — (614) 478-2208

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	May 3,	February 2,
	2008	2008
ASSETS
Cash and equivalents	$169,392	$112,951
Restricted cash	258	257
Short-term investments	5,100	70,005
Accounts receivable, net	16,002	16,618
Inventories	354,095	339,320
Prepaid expenses and other current assets	30,378	31,232
Deferred income taxes	21,448	28,225

Total current assets	596,673	598,608

Property and equipment, net	261,994	254,659
Goodwill	25,899	25,899
Long-term investments	8,391	12,500
Tradenames and other intangibles, net	19,130	19,927
Conversion feature of long-term debt	49,639	30,848
Other assets	8,380	9,524

Total assets	$970,106	$951,965

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$143,048	$152,331
Accrued expenses	112,473	108,202
Warrant liability	23,836	42,213

Total current liabilities	279,357	302,746

Long-term obligations	167,818	157,793
Deferred income taxes and other noncurrent liabilities	155,264	158,154
Minority interest	164,539	160,349
Total shareholders’ equity	203,128	172,923

Total liabilities and shareholders’ equity	$970,106	$951,965

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three months ended
	May 3,	May 5,
	2008	2007
Net Sales	$466,284	$465,839
Cost of Sales	(273,057)	(266,426)

Gross Profit	193,227	199,413
Selling, general and administrative expenses	(186,056)	(172,687)
Change in fair value of derivative instruments	37,168	12,549
License fees and other income	1,564	1,753

Operating profit	45,903	41,028
Interest expense, net	(2,847)	(428)

Income from continuing operations before income taxes and minority interest	43,056	40,600
Income tax expense	(6,478)	(18,723)

Income from continuing operations before minority interest	36,578	21,877
Minority interest	(3,806)	(8,775)

Income from continuing operations	32,772	13,102
Loss from discontinued operations, net of tax	(3,621)	(10,362)

Net income	$29,151	$2,740

Basic and diluted earnings (loss) per share:
Basic earnings per share from continuing operations	$0.67	$0.28
Diluted earnings per share from continuing operations	$0.63	$0.22
Basic loss per share from discontinued operations	$(0.07)	$(0.22)
Diluted loss per share from discontinued operations	$(0.07)	$(0.17)
Basic earnings per share	$0.60	$0.06
Diluted earnings per share	$0.56	$0.05

Basic shares used in calculations	48,639	47,270
Diluted shares used in calculations	51,622	59,369

Same store sales:
DSW	(5.4)%	(3.6)%
Filene’s Basement	(0.2)%	1.6%

Total	(4.3)%	(2.4)%

Store and supply arrangement locations count at end of period:
DSW	269	230
Filene’s Basement	36	34

	305	264
Supply arrangement locations	348	332

Total	653	596

The tables below present segment information (in thousands):

		Filene’s		Intersegment
	DSW	Basement	Corporate	Eliminations	Total
As of and for the three months ended May 3, 2008
Net sales	$366,264	$100,020			$466,284
Operating profit (loss)	16,006	(7,271)	$37,168		45,903
Depreciation and amortization	7,498	2,642	658		10,798
Interest expense, net	723	(2,204)	(1,366)		(2,847)
Income tax (expense) benefit	(6,441)	145	(182)		(6,478)
Capital expenditures	19,662	194	9		19,865

As of May 3, 2008
Total assets	700,026	165,850	232,857	(128,627)	970,106

		Filene’s		Intersegment
	DSW	Basement	Corporate	Eliminations	Total
For the three months ended May 5, 2007
Net sales	$356,997	$108,842			$465,839
Operating profit (loss)	37,218	(8,739)	$12,549		41,028
Depreciation and amortization	5,190	3,328	842		9,360
Interest expense, net	1,719	(1,721)	(426)		(428)
Income tax (expense) benefit	(15,193)	3,939	(7,469)		(18,723)
Capital expenditures	18,675	6,569	(66)		25,178

As of February 2, 2008
Total assets	693,882	162,099	222,361	(126,377)	951,965
SOURCE: Retail Ventures, Inc.